EXHIBIT 23-1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 27, 2008, with respect to the financial statements and supplemental schedule of Superior Bancorp 401(k) Plan on Form 11-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Superior Bancorp (formerly The Banc Corporation) on Form S-8 (No.333-70953, effective January 21, 1999)
/s/ GRANT THORNTON LLP
Raleigh, North Carolina
June 27, 2008